SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2008

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The previously-announced merger between Green Plains Renewable Energy, Inc. (NASDAQ and AMEX: GPRE) and Great Lakes Cooperative is being submitted to the voting members of Great Lakes Cooperative for approval.  The related registration statement was declared effective on January 4, 2008, and the prospectus/proxy statement was mailed to voting members on January 11, 2008.  Voting members have until February 4, 2008, at 1:30 p.m. to submit their ballots.

Three information meetings have been scheduled to provide Great Lakes Cooperative voting members with additional information about Green Plains and the terms of the merger.  Great Lakes’ board members and management, along with representatives from Green Plains, will be available to answer questions at these meetings.  The schedule for the information meetings is as follows:

Location	Date and Time
Clay County Regional Events Center 800 West 18th Street Spencer, Iowa 51301	January 22, 2008 7:00 p.m.

Community Center – City Hall 806 N Avenue Milford, Iowa 51351	January 23, 2008 9:00 a.m.

VFW Hall 314 South 1st Street Estherville, Iowa 51334	January 23, 2008 7:00 p.m.

The votes will be tallied at a Special Meeting of Great Lakes Cooperative on February 4, 2008, at 1:30 p.m.  If approved by Great Lakes Cooperatives’ voting members, the closing of the merger is subject to certain additional conditions and contingencies.

The press release announcing the schedule of information meeting is attached hereto as Exhibit 99.1.  The cover letter to the prospectus/proxy statement mailed to voting members of Great Lakes Cooperative is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Number	Description

99.1 99.2	Press Release, dated January 14, 2008 Cover Letter to Great Lakes Cooperative voting members dated January 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2008	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

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